Exhibit 99.3

MANAGEMENT
ContextLogic Holdings Inc.
For a discussion of ContextLogic’s management, please refer to the “Directors, Executive Officers and Corporate Governance” section of our Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 17, 2025, our Current Reports on Form 8-K filed with the SEC on June 25, 2025, August 7, 2025 and December 10, 2025, each of which are incorporated by reference. See “Where You Can Find More Information” and “Information Incorporated By Reference.”
Conflicts of Interest
Certain of our officers and directors have fiduciary and contractual duties to BC Partners and Abrams Capital and their affiliates. As a result, certain of our officers and directors will have a duty to communicate or offer business, strategic or investment opportunities to certain BC Partners or Abrams Capital funds and other entities and will have no duty to offer such opportunities to ContextLogic, unless such officers and directors were offered such opportunities in their capacity as officers and/or directors of ContextLogic. As a result, BC Partners and Abrams Capital or any of their affiliates may compete with us for opportunities in the same industries and sectors in which we may operate or pursue strategic initiatives. If any of them decide to pursue any such opportunity, we may be precluded from procuring such opportunities.
In addition, investment ideas and opportunities generated within BC Partners or Abrams Capital or any of their affiliates, including by Mark Ward, who is our President and also an employee of BC Partners, may be suitable for both us and for BC Partners or Abrams Capital any of their affiliates, and may be directed initially to BC Partners or Abrams Capital rather than to us. None of our officers and directors, BC Partners or Abrams Capital or any of their affiliates, or members of our management team who are also employed by BC Partners or Abrams Capital or any of their affiliates, have any obligation to present us with any opportunity of which they become aware unless it is offered to them solely in their capacity as our director or officer and after they have satisfied their contractual and fiduciary obligations to other parties, including BC Partners and Abrams Capital. BC Partners or Abrams Capital may offer investment opportunities that fit within the investment program of a BC Partners or Abrams Capital fund to such fund before offering it to us, and may choose to allocate all or part of any such opportunity to any BC Partners or Abrams Capital affiliate or any business in which a BC Partners or Abrams Capital affiliate has invested instead of offering such opportunity to us.
The potential conflicts described above may limit our ability to enter into a business combination or other transactions or pursue strategic initiatives. BC Partners, Abrams Capital and their affiliates engage, and in the future will engage, in a broad spectrum of activities, including direct investment activities and investment advisory activities, and have extensive investment activities (including principal investments by BC Partners or Abrams Capital affiliates), on behalf of both persons or entities to which they provide investment advice and on a principal basis, that are independent from, and may from time to time conflict or compete with, our activities. These circumstances could give rise to numerous situations where interests may conflict. There can be no assurance that these or other conflicts of interest with the potential for adverse effects on us and our investors will not arise.
In particular, Mr. Ward, our President, continues to be employed by BC Partners, and therefore owes contractual and fiduciary duties to BC Partners. We anticipate that opportunities or matters that arise within BC Partners or are presented to Mr. Ward in his capacity as an employee of BC Partners, and that fall within BC Partners’ investment strategy, will be directed to BC Partners and not to us. If BC Partners or any of its affiliates decides to pursue any such opportunity, including opportunities that the company might otherwise have had the ability or desire to pursue, it is acknowledged that the company may be precluded from pursuing the same. The company renounces any interest or expectancy in, or in being offered an opportunity to participate in, any such opportunity. The Board approved a renunciation of corporate opportunities for the benefit of the directors and officers affiliated with BC Partners and Abrams Capital, to the fullest extent permitted pursuant to Delaware General Corporation Law Section 122(17).
While we and any other companies or investment vehicles that BC Partners or Abrams Capital may sponsor may share certain information or administrative functions provided by BC Partners or Abrams Capital, our management team that will be involved in sourcing and evaluating potential strategic opportunities for us may differ from the individuals who participate in such activities for BC Partners or Abrams Capital or any of their affiliates. We anticipate that any potential opportunities that are sourced by our management team solely in their capacity as officers or directors of the company will be first offered to the company before being offered to BC Partners or Abrams Capital or their affiliates, and that any opportunities sourced within BC Partners or Abrams Capital will be first offered to BC Partners or Abrams Capital or their affiliates before being offered to us; however, our officers and directors do not have such obligation to offer any opportunities first to the company.
We do not believe that any potential conflicts with BC Partners or Abrams Capital or their affiliates would materially affect our ability to pursue and complete our business strategy. While we expect that BC Partners and Abrams Capital will have priority over us with respect to opportunities that fall within their investment strategies, BC Partners, Abrams Capital and our management team have significant experience in identifying and executing multiple investment opportunities simultaneously, and we are not limited by industry or geography with respect to the investment opportunities we can pursue. It is also possible that we will enter into exclusivity with respect to a transaction that is not ultimately consummated, and that during the applicable exclusivity period attractive opportunities will be offered to and accepted by BC Partners or Abrams Capital or their affiliates.
US Salt
The following represent the present positions of each of the following management team members of US Salt. We envision that following our consummation of the US Salt Acquisition, each of the following US Salt management team members will continue to serve US Salt in the same positions.
David Sugarman, Chief Executive Officer, joined US Salt as Chief Executive Officer (CEO) in June 2023. Mr. Sugarman has more than 25 years of experience creating value for shareholders in the consumer-packaged goods sector. Prior to joining US Salt, Mr. Sugarman served as President of Quten Research Institute, a nutritional supplement company, from 2021 to 2022. Previously, Mr. Sugarman served as Chief Executive Officer of Olde Thompson from 2020 to 2021 and as Chief Executive Officer of Gel Spice from 2019 to 2020. During his tenure at Olde Thompson, he led the company through its sale to Olam International Earlier in his career, Mr. Sugarman served as Chief Executive Officer of the Manischewitz Company, Allan Candy and Billy Bee Honey Products Limited, where he led each company through a successful sale to a strategic acquirer, and he previously led the Canadian operations of Sabra Hummus and co-founded Succession Capital Corporation, a private equity firm. Mr. Sugarman holds a Master of Business Administration from the Schulich School of Business and a Bachelor of Science from the University of Toronto and is a Chartered Financial Analyst charterholder. He has been recognized as one of Canada’s Top 40 Under 40 and is an active member of the Young Presidents’ Organization.
Jason Blaseg, Chief Financial Officer, joined US Salt as Chief Financial Officer (CFO) in October 2022. Mr. Blaseg has more than 20 years of financial leadership experience in private-equity-backed and industrial manufacturing companies. Mr. Blaseg is responsible for all aspects of the Company’s financial management, including accounting, reporting, tax, treasury, internal controls, financial planning and analysis, and risk management. Prior to joining US Salt, Mr. Blaseg spent nearly a decade at Novolex, serving in roles of increasing responsibility, most recently as Vice President of Finance from 2021 to 2022 and as Director of Finance from 2018 to 2021. Mr. Blaseg holds a Bachelor of Science in Accounting from Bowling Green State University.
Travis McNamara, Vice President of Strategy, joined US Salt as Chief of Staff in June 2022 and assumed his current position in January 2024. Mr. McNamara has more than 10 years of experience directing corporate strategy and driving operational improvements across industrial and consumer businesses. Mr. McNamara is responsible for developing US Salt’s long-term growth strategy and leading cross-functional value creation initiatives. Prior to joining US Salt, Mr. McNamara was a management consultant at L.E.K. Consulting LLC from 2019 to 2022, where he served as an Engagement Manager from 2021 to 2022, a Senior Consultant from 2020 to 2021, and a Consultant from 2019 to 2020. Earlier in his career, Mr. McNamara served as an Associate at Morgan Stanley & Co. LLC. Mr. McNamara holds a Master of Business Administration from Duke University’s Fuqua School of Business, where he was recognized as a Fuqua Scholar, and a Bachelor of Arts in History from Princeton University.
Bob Jordan, Vice President of Sales, joined US Salt as Vice President of Sales in August 2021. Mr. Jordan has more than 20 years of experience in retail and commercial sales, with a focus on customer growth and new item development. In his current role, he is responsible for managing US Salt’s sales organization and customer relationships across key channels. Prior to joining US Salt, Mr. Jordan served as a National Account Manager at Cargill, Inc. from 2008 to 2021. Mr. Jordan holds a Bachelor of Science degree from SUNY Farmingdale.
Drew Farren, Vice President of Human Resources, joined US Salt as Vice President of Human Resources in November 2021. Mr. Farren has more than 20 years of human resources leadership experience in corporate and manufacturing settings. Prior to joining US Salt, Mr. Farren served as Senior HR Business Partner at Siemens Energy from 2016 to 2021 and Head of Human Resources for North America at CAF USA from 2011 to 2016. Mr. Farren holds a Bachelor of Science from Regents College and a Master of Business Administration in Global Business Management from the University of Phoenix.